U.S. GEOTHERMAL INC. ANNOUNCES CEO UPDATE AND
ESTABLISHMENT OF AN EXECUTIVE COMMITTEE OF THE BOARD

BOISE, IDAHO – April 24, 2017 - U.S. Geothermal Inc. (the “Company”) (NYSE MKT: HTM), a leading and profitable renewable energy company focused on the development, production, and sale of electricity from geothermal energy, today announced that the Company will not extend the employment agreement for CEO Dennis Gilles beyond its current term expiring on July 18, 2017 and are discussing a role for Mr. Gilles as an outside advisor to the Company after his agreement expires.

“It has been an honor to work with the talented employees of U.S. Geothermal these past 4 years. The Company is on a strong growth path as it continues to execute on its available development projects and examine numerous strategic opportunities. I look forward to being an ongoing part in that growth story as an outside advisor to the Company,” said Mr. Gilles.

“Dennis has overseen our three operating plants at fantastic capacity factors and set the Company up for expansion at its development projects. We thank him for his service,” said John H. Walker, Chairman of the Board.

“It has a been a pleasure working with Dennis over the past four years and I look forward to working on the Executive Committee to identify an outstanding CEO and keep the company moving forward with its growth plan,” said Doug Glaspey, President and Chief Operating Officer.

The Board of Directors has established an Executive Committee that, in addition to overseeing the search for a new CEO, will guide the company on key strategic initiatives and capital allocation.

About U.S. Geothermal Inc.:
U.S. Geothermal Inc. is a leading and profitable renewable energy company focused on the development, production and sale of electricity from geothermal energy. The Company is currently operating geothermal power projects at Neal Hot Springs, Oregon, San Emidio, Nevada and Raft River, Idaho for a total power generation of approximately 45 MWs. The Company is also developing an additional estimated 115 MWs of projects at: the Geysers, California; a second phase project at San Emidio, Nevada; at Crescent Valley, Nevada; and the El Ceibillo project located near Guatemala City, Guatemala. U.S. Geothermal’s growth goal is to reach over 200 MWs of generation by 2021 through a combination of internal development and strategic acquisitions.

Please visit our Website at: http://www.usgeothermal.com

FOR ADDITIONAL INFORMATION PLEASE CONTACT:
Scott Anderson – Director of Investor Relations and Corporate Communications
U.S. Geothermal Inc.
Tel: 208-424-1027
Fax: 208-424-1030
sanderson@usgeothermal.com

Website: www.usgeothermal.com	NYSE MKT: HTM

The information provided in this news release may contain forward-looking statements within the definition of the Safe Harbor provisions of the US Private Securities Litigation Reform Act of 1995. Readers are cautioned to review the risk factors identified by the company in its filings with the United States Securities and Exchange Commission. All statements, other than statements of historical fact, included herein, without limitation, statements relating to the future operating or financial performance of U.S. Geothermal, are forward-looking statements. Forward-looking statements are frequently, but not always, identified by words such as "expects", "anticipates", "believes", "intends", "estimates", "potential", "possible", and similar expressions, or statements that events, conditions, or results "will", "may", "could", or "should" occur or be achieved. These forward-looking statements may include statements regarding the outside advisor role for Mr. Gilles and the establishment and role of the executive committee; or other statements that are not statements of fact. Forward-looking statements involve various risks and uncertainties. There can be no assurance that such statements will prove to be accurate, and actual results and future events could differ materially from those anticipated in such statements. Important factors that could cause actual results to differ materially from U.S. Geothermal's expectations include risks and uncertainties disclosed in U.S. Geothermal's Annual Report on Form 10-K for the year ended December 31, 2016 filed with the United States Securities and Exchange Commission and Canadian securities regulatory authorities and in other U.S. Geothermal reports and documents filed with applicable securities regulatory authorities from time to time. Forward-looking statements are based on management’s expectations, beliefs and opinions on the date the statements are made. U.S. Geothermal Inc. assumes no obligation to update forward-looking statements if management’s expectations, beliefs, or opinions, or other factors, should change.

The NYSE MKT does not accept responsibility for the adequacy of this release.

U.S. Geothermal Inc.	390 E Parkcenter Blvd, Ste 250, Boise, ID 83706	208-424-1027
www.usgeothermal.com